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Computation of Earnings Per Common Share                              Exhibit 11
The Chase Manhattan Corporation and Subsidiaries

                                                                                 Quarter Ended               Nine Months Ended
                                                                                 September 30,                 September 30,
                                                                             -------------------------   ---------------------------
($ in millions, except per share amounts)                                       1994           1993         1994           1993
                                                                             ----------     ----------   -----------    ------------
Primary:
Net Income Before Cumulative Effect of Change in
  Accounting Principle  . . . . . . . . . . . . . . . . . . . . . . .            $305           $267            $976          $153
Cumulative Effect of Change in Accounting Principle - Adoption of
  SFAS 109  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              --             --              --           500
                                                                                  ---            ---             ---           ---
Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             305            267             976           653
Less:  Preferred Stock Dividend Requirements  . . . . . . . . . . . .              31             36              96           109
                                                                                  ---            ---             ---           ---
Net Income Applicable to Common Stock                                            $274           $231            $880          $544
                                                                                  ---            ---             ---           ---
Average Common and Common Equivalent Shares Outstanding . . . . . . .     184,417,030    184,331,872     185,038,631   168,166,248
                                                                                  ---            ---             ---           ---
Before Cumulative Effect of Change in Accounting Principle  . . . . .           $1.49          $1.25           $4.76         $0.26
Cumulative Effect of Change in Accounting Principle - Adoption of
  SFAS 109  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              --             --              --          2.97
                                                                                  ---            ---             ---           ---
Primary Earnings Per Common Share . . . . . . . . . . . . . . . . . .           $1.49          $1.25           $4.76         $3.23
                                                                                  ---            ---             ---           ---
Assuming Full Dilution:

Net Income Applicable to Common Stock                                            $274           $231            $880          $544
                                                                                  ---            ---             ---           ---
Average Common and Common Equivalent Shares Outstanding . . . . . . .     184,417,030    184,331,872     185,038,631   168,166,248
Add:  Shares Issuable Upon Exercise of Stock Options, Warrants and
  Conversion of Restricted Stock Units  . . . . . . . . . . . . . . .         740,520      1,590,761       1,037,686     1,693,871
                                                                                  ---            ---             ---           ---
Shares of Common and Common Equivalent Stock Outstanding --
  As Adjusted . . . . . . . . . . . . . . . . . . . . . . . . . . . .     185,157,550    185,922,633     186,076,317   169,860,119
                                                                                  ---            ---             ---           ---
Earnings Per Common Share Assuming Full Dilution                                $1.48          $1.24           $4.73         $3.20
                                                                                 ----           ----            ----          ----
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